UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026

NOMADAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-42924	99-3383359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5015 Highway 59 N

Marshall, Texas 75670

(Address of principal executive offices)

Registrant’s telephone number, including area code: (323) 672-4566

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	NOMA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On March 27, 2026, Nomadar Corp., a Delaware corporation (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with an unaffiliated third-party accredited investor, pursuant to which the investor agreed to purchase, and the Company agreed to sell, up to $1.738 million (€1.5 million) of the Company’s class A common stock, par value $0.00001 per share (the “Common Stock”), in one or more closings, at a price per share equal to $3.65 (the “Per Share Purchase Price”), representing the issuance of up to 476,384 shares of Common Stock, in seven separate tranches, with the first tranche to be paid on March 30, 2026 (the “Offering”). The remaining tranches of the Offering are scheduled to close on first day of each month from May through October, 2026. The securities sold in connection with the Offering were sold, and the Company intends to sell additional securities in subsequent tranches in connection with the Offering, under the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as a transaction by an issuer not involving any public offering.

A form of the Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosures set forth in this Item 1.01 are intended to be summaries only and are qualified in their entirety by reference to the form of the Subscription Agreement.

As previously disclosed, the Company and Sport City Cadiz, S.L., the Company’s controlling shareholder (“Sportech), entered into a binding capital contribution agreement in November 2024, which was amended on June 12, 2025 (as amended, the “Contribution Agreement”). The Contribution Agreement provides that Sportech will provide for up to $10 million in funding to the Company following the Company’s successful listing on a U.S. securities exchange. If all funds are provided to the Company in connection with the Offering, and in connection with the Company’s previously announced private placement with a single investor in February 2026, Sportech’s obligations under the Contribution Agreement will have been met.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K under the heading “Private Placement” is incorporated by reference into this Item 3.02.

Forward Looking Statements

This Current Report on Form 8-K include “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. This forward-looking information relates to future events or future performance of Nomadar including but not limited to the closing of subsequent tranches of the Company’s private placement offering. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “aim”, “seek”, “is/are likely to”, “believe”, “estimate”, “predict”, “potential”, “continue” or the negative of these terms or other comparable terminology intended to identify forward-looking statements. Forward-looking statements are based on certain assumptions and analyses made by the management of Nomadar in light of its experience and understanding of historical trends and current conditions and other factors management believes are appropriate to consider, which are subject to risks and uncertainties. Although Nomadar’s management believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and actual results may vary materially from the forward-looking information presented. Given these risks and uncertainties underlying the assumptions made, prospective purchasers of Nomadar’s securities should not place undue reliance on these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, Nomadar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on Nomadar’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Potential investors should read this document with the understanding that Nomadar’s actual future results may be materially different from what is currently anticipated. The Company cautions investors that actual results may differ materially from those anticipated and encourages investors to review other factors that may affect its future results in the Registration Statement and other filings with the SEC, available at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Subscription Agreement
99.1	Press Release
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nomadar Corp.
Date: March 30, 2026
	By:	/s/ Rafael Contreras
	Name:	Rafael Contreras
	Title:	Chief Executive Officer